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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                 FORM 8-K/A

                     AMENDMENT NO. 1 TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT - JULY 16, 1999
                               (June 4, 1999)




                             ALLIEDSIGNAL INC.
           (Exact name of Registrant as specified in its Charter)



    DELAWARE                       1-8974                    22-2640650
(State or other           (Commission File Number)         (I.R.S. Employer
  jurisdiction                                             Identification
of incorporation)                                              Number)



101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY         07962-2497
(Address of principal executive offices)                         (Zip Code)



     Registrant's telephone number, including area code: (973) 455-2000


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
Item 5. Other Events.

          The following supplements the information contained in the Current Report on Form 8-K (the "Original Form 8-K") filed by AlliedSignal Inc., a Delaware corporation (the "Company"), with the SEC on June 8, 1999 regarding the Company's proposed merger (the "Merger") with Honeywell Inc., a Delaware corporation ("Honeywell"), pursuant to a merger agreement dated as of June 4, 1999 (the "Merger Agreement").

          As noted in the Original Form 8-K, on June 4, 1999, the Company and Honeywell signed the Merger Agreement pursuant to which Honeywell agreed to merge with one of the Company's wholly-owned subsidiaries and, as a result, become a wholly-owned subsidiary of the Company. In the merger, each outstanding share of common stock of Honeywell will be converted into a right to receive 1.875 shares of common stock of the Company. At the effective time of the Merger, the Company will change its name to "Honeywell International Inc."

          In addition, Michael R. Bonsignore, Chairman of the Board and Chief Executive Officer of Honeywell, is to become Chief Executive Officer of the combined company at the effective time of the Merger, and Mr. Bonsignore is to become Chairman of the Board of the combined company on April 1, 2000, or upon the earlier retirement of Lawrence A. Bossidy, the Company's current Chairman of the Board and Chief Executive Officer.

          The Merger is subject to numerous conditions, including:

          - approval of the Merger by the shareowners of the Company and Honeywell;

          - expiration or termination of the relevant waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;

          - receipt of all material regulatory approvals that are required to complete the Merger, including the approval of the European Commission;

          - the Company's and Honeywell's independent public accountants confirming that the Merger will qualify for pooling of interests accounting treatment;

          - the Company's and Honeywell's attorneys having issued opinions that the proposed Merger will qualify as a tax-free reorganization;

          - there being no legal proceeding existing in which a governmental agency is seeking to require the combined company to divest assets or to limit its ability to conduct business to an extent that could be reasonably expected to have a material adverse effect on the combined company; and

          - there being no law or court order in effect that would be reasonably expected to have a material adverse effect on the combined company.

          Based on the Company's and Honeywell's review of and assumptions about the operations and infrastructure of the two companies, as indicated in the Original Form 8-K, the Company and Honeywell expect that the combined company will realize annual cost savings of approximately $250 million in 2000, $400 million in 2001 and $500 million in 2002. Based on these estimates and the number of shares estimated to be outstanding immediately following the Merger, the Company and Honeywell expect these cost savings to have a benefit of approximately $.17 per share in 2000, $.26 per share in 2001 and $.32 per share in 2002. The Company and Honeywell expect to realize the approximately $500 million in cost savings in 2002 as follows:

          - $150 million, by accelerating implementation of the Company's "Six Sigma" initiative to achieve defect-free performance in manufacturing and other business processes, and applying this initiative to Honeywell's business, to further enhance the quality of the products and services of the combined company and increase productivity;

          - $100 million, by achieving procurement and purchasing efficiencies by utilizing the Company's and Honeywell's combined purchasing capabilities, centralizing the two companies' purchasing processes and benefiting from the added buying efficiencies that the Company expects as a result of higher volume purchases;

          - $90 million, by rationalizing corporate overhead costs through the elimination of redundant corporate functions and facilities;

          - $90 million, by reducing overhead in the combined company's aerospace businesses by eliminating redundancies in the sales and administrative functions and field service operations of these businesses;

          - $30 million, by integrating the two companies' research and development programs and achieving research and development efficiencies;

          - $20 million, by reducing the combined company's infrastructure costs by integrating the Company's and Honeywell's international operations and eliminating infrastructure redundancies; and

          - $20 million, by providing to Honeywell's business units administrative services in the areas of accounting, human resources, travel, information technology and training through the Company's centralized shared services organization, and eliminating similar services currently provided by Honeywell to its business units.

          In addition, based on separate company estimates of earnings and free cash flow generated in the ordinary course of business plus the expected cost savings expected as a result of the elimination of redundancies and as indicated above, the Company expects that earnings per share will grow at 15% annually or more, and that free cash flow will be over $2 billion in 2002.

          While the Company believes that the estimated cost savings, earnings per share growth and free cash flow will be able to be achieved, the Company can give no assurance that they will be actually realized. Specifically, the Company's success in realizing the estimated benefits of the Merger depends on the quality and speed of the integration of the two companies. The Company and Honeywell have already established an integration team that has identified specific areas for cost savings and is continuing to plan the integration of the two companies. However, the Company may not realize the estimated benefits from integrating the operations of the two companies following the completion of the Merger as fully or as quickly as the Company expects for a number of reasons, including:

          - the large size and worldwide presence and the resulting complexity of the combined company;

          -    errors in planning or integration;

          - unexpected events such as major changes in the markets in which the two companies operate; and

          - conditions regulatory authorities may impose in connection with granting approval of the Merger, such as divestiture of product lines.

          The Company and Honeywell estimate that the combined company will incur significant costs for severance and other integration-related expenses, including the elimination of duplicate facilities and excess capacity, operations realignment and related workforce reductions.

          In addition, it is possible that the financial position or results of operations of the combined company could be adversely affected by two lawsuits previously brought by Litton Systems, Inc. against Honeywell. Depending on the ultimate resolution of these lawsuits, which allege that Honeywell is engaging in monopolistic practices in violation of federal antitrust laws and has infringed a Litton patent, the combined company may be required to make significant payments.

          Earlier this year, a federal District Court entered a $750 million judgment against Honeywell on the antitrust claim. Although Honeywell's obligation to satisfy this judgment is suspended pending post-judgment motions and appeals, at this time, the Company is not able to predict the outcome of these motions and appeals. The potential remains for adverse judgments against Honeywell which may require the combined company to make a significant payment and could have a material adverse impact on the combined company's financial position or results of operations.

          In January 1995, a $1.2 billion jury verdict rendered against Honeywell in the patent infringement suit was set aside by a federal District Court. On appeal, the Litton patent was found to be valid but not literally infringed by Honeywell. The matter has been returned to the District Court before which motions to dispose of the matter are now pending. If the District Court does not dispose of the matter, Litton may request a jury trial to address its allegations with respect to the patent infringement claim and other claims under the state law. If the jury finds Honeywell liable under any of these claims, it could return another verdict against Honeywell which could have a material adverse impact on the combined company's financial position or results of operations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

    99.2*      Analysts Presentations, dated June 7, 1999.

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*     Restates the corresponding exhibit in the Company's Form 8-K filed with the Securities and Exchange Commission on June 8, 1999

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 16, 1999                      AlliedSignal Inc.



                                    By:   /s/ Peter M. Kreindler
                                          ---------------------------------
                                          Peter M. Kreindler
                                          Senior Vice President,
                                          General Counsel and Secretary

                             AlliedSignal Inc.


                               EXHIBIT INDEX
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Exhibit No.    Description
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   99.2*       Analysts Presentations, dated June 7, 1999

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*     Restates the corresponding exhibit in the Company's Form 8-K filed with the Securities and Exchange Commission on June 8, 1999